Exhibit 10.2
EIGHTH AMENDMENT

TO

SEVENTH AMENDED AND RESTATED SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO SEVENTH AMENDED AND RESTATED SECURITY AGREEMENT (the "Amendment") made and entered into as of the 22 day of November, 2006, by and among DIRECT GENERAL FINANCIAL SERVICES, INC., a Tennessee corporation whose address is 1281 Murfreesboro Road, Nashville, Tennessee 37217 (f/k/a Direct Financial Services, Inc.) ("DGFS"), DIRECT GENERAL PREMIUM FINANCE COMPANY, a Tennessee corporation whose address is 1281 Murfreesboro Road, Nashville, Tennessee 37217 ("DGPFC"; and collectively with DGFS, the "Grantor"), and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, whose address is 165 Madison Avenue, Memphis, Tennessee 38103, Attention: Metropolitan Division (in its agency capacity being herein referred to as "Agent," and in its individual capacity as "FTBNA"), as agent for itself, and for CAPITAL ONE, N.A. (successor by merger to Hibernia National Bank), Baton Rouge, Louisiana ("Capital One"), and for U.S. BANK NATIONAL ASSOCIATION, St. Louis, Missouri ("U.S. Bank"), and for REGIONS BANK, Birmingham, Alabama ("Regions"), and for CAROLINA FIRST BANK, Greenville, South Carolina ("Carolina First"), and for JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) ("JPMorgan"), Baton Rouge, Louisiana ("Bank One"), and for NATIONAL CITY BANK OF KENTUCKY, Louisville, Kentucky ("National City Bank"), and for FIFTH THIRD BANK, N.A. (Tennessee), Franklin, Tennessee ("Fifth Third"), and for MIDFIRST BANK, Oklahoma City, Oklahoma ("MidFirst") (FTBNA, Capital One, U.S. Bank, Regions, Carolina First, National City Bank, Fifth Third, JPMorgan and MidFirst collectively, the "Banks," and each individually, a "Bank"), pursuant to the Eighth Amended and Restated Loan Agreement dated as of October 31, 2002, as amended (the "Loan Agreement"), among Grantor, Banks and the other parties named therein.

Recitals of Fact

Pursuant to that certain Seventh Amended and Restated Security Agreement dated as of October 31, 2002, as amended by that certain First Amendment to Seventh Amended and Restated Security Agreement dated as of March 31, 2003, as amended by that certain Second Amendment to Seventh Amended and Restated Security Agreement dated as of May 28, 2003, as amended by that certain Third Amendment to the Seventh Amended and Restated Security Agreement dated as of June 30, 2003, as amended by that certain Fourth Amendment to Seventh Amended and Restated Security Agreement dated as of November 26, 2003, as amended by that certain Fifth Amendment to Seventh Amended and Restated Security Agreement dated as of June 30, 2004, as amended by that certain Sixth Amendment to Seventh Amended and Restated Security Agreement dated as of December 3, 2004, and as amended by that certain Seventh Amendment to Seventh Amended and Restated Security Agreement dated as of June 30, 2006 (as amended, the "Security Agreement"), between DGFS and/or DGPFC and the Banks, DGFS and DGPFC assigned and pledged Receivables (as defined in the Loan Agreement) and other contractual rights to the Agent for the benefit of the Banks as collateral security for all of the Obligations (as defined in the Security Agreement) of Grantor to the Banks.

Direct General Corporation, the parent company of the Grantor (“DGC”), anticipates entering into the Bear Stearns Facilities (as defined below) as borrower, pursuant to which Grantor will grant a second priority security interest in the Collateral (as defined below) to the lenders making such loans.

Grantor has asked the Banks to enter into a further amendment of the Loan Agreement of even date herewith (the “Ninth Amendment”) in order to permit the Bear Stearns Facilities and to effect certain other amendments. In connection therewith, the Grantor has requested, and the Banks have agreed, to modify certain terms of the Security Agreement as hereinafter set forth, provided that this Amendment shall only become effective on the Effective Date (as defined below). The Grantor and the Banks now desire to modify certain terms of the Security Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the premises as set forth in the Recitals of Fact, the mutual covenants and agreements hereinafter set out, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by the parties as follows:

Agreements

1.  All capitalized terms used and not defined herein shall have the meaning ascribed to them in the Loan Agreement.

2.  To induce the Banks to enter into this Amendment, the Grantor does hereby absolutely and unconditionally, certify, represent and warrant to the Banks, and covenants and agrees with the Banks, the following:

(a)  It is the intention of DGFS and DGPFC to, and DGFS and DGPFC do hereby, pledge and assign a continuing security interest in the Collateral described in the Security Agreement to Agent as agent for itself and the Banks. References to "Grantor" in the Security Agreement shall be deemed to refer collectively to DGFS and DGPFC.

(b)  All representations and warranties made by the Grantor in the Loan Agreement, as amended, in the Security Agreement, as amended, and in all other loan documents (all of which are herein sometimes called the "Loan Documents"), are true, correct and complete in all material respects as of the date of this Amendment.

(c)  As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.

(d)  There are no existing offsets, defenses or counterclaims to the obligations of the Grantor, as set forth in the Notes, the Security Agreement, the Loan Agreement, as amended, or in any other Loan Document executed by the Grantor, in connection with the Loan.

(e)  The Grantor does not have any existing claim for damages against the Banks arising out of or related to the Loan; and, if and to the extent (if any) that the Grantor has or may have any such existing claim (whether known or unknown), the Grantor does hereby forever release and discharge, in all respects, the Banks with respect to such claim.

(f)  The Loan Documents, as amended by this Amendment, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

3.  As used herein, the following terms shall have the following meanings:

(a) “Bear Stearns Facilities” means, collectively, (i) the term loan facility in an aggregate original principal amount equal to $75,000,000, (ii) the revolving credit facility in an amount of $20,000,000, and (iii) any additional “incremental facility” borrowings up to $20,000,000, which facilities, in the case of clauses (i) and (ii) above, contemplated to be entered into substantially simultaneously with the Merger Transaction, among DGC and a group of lenders led by Bear Stearns Corporate Lending Inc. as Agent, in each case as amended, restated or otherwise modified or refinanced from time to time (such amendment, restatement, mofidication or refinancing to be made in compliance with the terms of the Intercreditor Agreement as hereinafter defined).

(b)  “Merger Transaction” means the merger of Elara Merger Corporation, a wholly owned subsidiary of Elara Holdings, Inc., into Direct General Corporation, which is expected to occur substantially simultaneously with the closing of the Bear Stearns Facilities.

(c)  "Effective Date" means the Effective Date of that certain Ninth Amendment to Eighth Amended and Restated Loan Agreement dated as of November 22, 2006.

(d)  “Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, between the Agent and the collateral agent in respect of the Bear Stearns Facilities, as amended, restated, supplemented or otherwise modified from time to time.

4.  Section 3 of the Security Agreement is amended by deleting subsection (b) in its entirety and substituting in lieu thereof the following:

“(b) (i) The Grantor owns the Collateral free and clear of any lien, security interest or other charge or encumbrance except for the security interest created by this Agreement and the junior lien pledged to the collateral agent for the Bear Stearns Facilities (the “Bear Stearns Agent”), in connection with loans to Direct General Corporation.

(ii) Except for the financing statements filed in favor of Agent relating to this Agreement and those filed in connection with the Bear Stearns Facilities, no other financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office.”

5.  Section 3 of the Security Agreement is further amended by deleting the next to last sentence of subsection (e) and inserting in lieu thereof the following:

“The filing of financing statements with the Tennessee Secretary of State and, with regard to unearned premiums on cancelled or terminated policies of insurance, the giving of notice to the insurer (and related state guaranty fund, a list of which is attached as Exhibit "A" hereto, which Grantor warrants is a complete list of such funds to its best knowledge) of assignment of such premiums, will perfect and establish the priority of the security interest of the Agent hereunder in the Collateral for the benefit of the Banks, subject to no other liens and encumbrances other than the junior lien in such collateral granted for the benefit of the Bear Stearns Agent.”

6.  Section 3 of othe Security Agreement is further amended by deleting subsection (f) and inserting in lieu thereof the following:

“(f) No financing statement or other instrument similar in effect, other than such as may be for the benefit of the Agent and the Bear Stearns Agent, is on file in any recording office in any state in connection with any Premium Finance Agreement.”

7.  Section 4 of the Security Agreement is amended by deleting subsection (d) and inserting in lieu thereof the following:

“(d) Transfers and Other Liens. Without the prior consent of Agent, the Grantor will not (i) sell, assign (by operation of law or otherwise), exchange, or otherwise dispose of any of the Collateral (other than the conversion of Accounts Receivable to cash in the ordinary course of Grantor's business); or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral except for the security interest created by this Agreement and the second priority security interest given for the benefit of the Bear Stearns Agent.

8. There shall be added to the Security Agreement the following new Section 12:

“12. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the liens and security interest granted to the Agent pursuant to this Agreement, and the exercise of any right or remedy by the Agent hereunder, are subject in all respects to the provisions of the Intercreditor Agreement.”

9.  All terms and provisions of the Security Agreement, as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, the Security Agreement is hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

10.  All references in all Loan Documents (including, but not limited to, the Notes, the Security Agreement, and the Loan Agreement) to the “Security Agreement” shall, except as the context may otherwise require, be deemed to constitute references to the Security Agreement as amended hereby.

[SEPARATE SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE
TO
EIGHTH AMENDMENT TO SEVENTH AMENDED AND RESTATED SECURITY AGREEMENT

IN WITNESS WHEREOF, the Grantor, the Banks and the Agent have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

GRANTOR:

DIRECT GENERAL FINANCIAL SERVICES,
INC., a Tennessee corporation

By:  /s/ Brain G. Moore
Brian G. Moore, President

DIRECT GENERAL PREMIUM FINANCE
COMPANY, a Tennessee corporation

By:  /s/ Brain G. Moore
Brian G. Moore, President

BANKS:

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION

By:  /s/ Sam Jenkins

Title:  Senior Vice President

CAPITAL ONE, N.A.

By:  /s/ Janet Rack

Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By:  /s/ Derek Roudebush

Title: Vice President

CAROLINA FIRST BANK

By:  /s/ Charles Chamberlain

Title: Executive Vice President

[SIGNATURE PAGE CONTINUED]

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BANKS (continued):

JPMORGAN CHASE BANK, N.A.

By:  /s/ Robert Bond

Title: Senior Vice President

REGIONS BANK

By:  /s/ Nathan Raines

Title: Senior Vice President

NATIONAL CITY BANK OF KENTUCKY

By:  /s/ Kevin Anderson

Title: Senior Vice President

FIFTH THIRD BANK, N.A. (Tennessee)

By:  /s/ Justin Fontenont

Title: Officer

MIDFIRST BANK

By:  /s/ Shawn Brewer

Title: Vice President

AGENT:

FIRST TENNESSEE BANK NATIONAL
ASSOCIATION

By:  /s/ Sam Jenkins

Title: Executive Vice President

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